Exhibit 23.2





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of AnnTaylor Stores Corporation on Form S-8 of our report dated March 6, 2000 (which expresses an unqualified opinion and includes an explanatory paragraph concerning the change in method of inventory valuation), appearing in the Annual Report on Form 10-K of AnnTaylor Stores Corporation for the fiscal year ended January 29, 2000.

Deloitte & Touche LLP

New York, New York
May 30, 2000